Prepared by:

- --------------------------
Christopher L. Beers, Esq.

                          FIRST MORTGAGE, ASSIGNMENT OF
                     LEASES AND RENTS AND SECURITY AGREEMENT

                          Dated: as of April 19, 1996

                                In the amount of
                                   $1,700,000

                  THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
               (formerly known as Temco Home Care Products, Inc.)
                              Two Nationwide Plaza
                                    Suite 760
                              Columbus, Ohio 43215

                                   Mortgagor,

                                      -to-

                           GRAND PACIFIC FINANCE CORP.
                                41-99 Main Street
                            Flushing, New York 11355

                                   Mortgagee.

LOCATION OF PREMISES:

Street Address:   125 South Street
County of:        Passaic
City of:          Passaic
State of:         New Jersey
Lot:              23
Block:            1030

- --------------------------------------------------------------------------------


                       After recording, please return to:

                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                          New York, New York 10112-0127

                     Prepared by: _________________________
                                         Lester Ross

- --------------------------------------------------------------------------------

                      FIRST MORTGAGE, ASSIGNMENT OF LEASES
                        AND RENTS AND SECURITY AGREEMENT

         THIS FIRST MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT, made as of this 19th day of April, 1996, by THE WENDT-BRISTOL HEALTH SERVICES CORPORATION (formerly known as Temco Home Care Products, Inc.), a Delaware corporation with an address at Two Nationwide Plaza, Suite 760, Columbus, Ohio 43215 (the "Mortgagor"), to GRAND PACIFIC FINANCE CORP., having an address at 41-99 Main Street, Flushing, New York 11355 (the "Mortgagee").

                                    RECITALS

         WHEREAS, Mortgagor is the owner of a fee interest in the real property and the improvements thereon situate upon the real property with a street address at 125 South Street, Passaic, New Jersey, as more particularly described in Exhibit A hereto (the "Premises"); and

         WHEREAS, the Premises are the same as those described in deed recorded on December 14, 1983 in Deed Book L111, page 43 in the Clerk's Office of Passaic County; and

         WHEREAS, Mortgagee has agreed to lend to Mortgagor pursuant to a First Mortgage Loan Agreement between Mortgagor and Mortgagee of even date herewith (the "Loan Agreement") the principal amount of ONE MILLION SEVEN HUNDRED THOUSAND and no/100 Dollars ($1,700,000) (the "Loan") which is to be evidenced by a Secured Promissory Note (the "Note") of Mortgagor of even date herewith in such amount; and

         WHEREAS, in order to secure Mortgagor's obligations under the Note and Loan Agreement, Mortgagor has agreed to grant this Mortgage to Mortgagee;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor and Mortgagee agree as follows:

                               CERTAIN DEFINITIONS

         Unless the context otherwise specifies or requires, the following terms shall have the indicated meanings, such definitions to be applicable equally to the singular and the plural forms of such terms.

         "Affiliate" means any person that is under common ownership and control as Mortgagor.

         "Bankruptcv Code" means the United State Bankruptcy Code, II U.S.C.
Section 111 et seq., as the same may be amended from time to time.

         "Chattels" means all fixtures, furnishings, fittings, appliances, apparatus, equipment, supplies, building materials, machinery and other articles of personal property (and additions thereto and replacements thereof) that are not Improvements and that (i) are now or at any time hereafter affixed to, attached to, placed upon, or used in any way in connection with the use, enjoyment, occupancy, improvement or operation of the Premises, and/or (ii) were purchased with a portion of the sums secured hereby, other than personal property owned by tenants under Leases.

         "Default Rate" has the meaning ascribed to it in the Note and/or the Loan Agreement.

         "Entity" or "entity" means any corporation, firm, trust, partnership, association, government, governmental agency, or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Environmental Laws" means any and all Legal Requirements regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material, as may now or at any time hereafter be in effect.

         "Event of Default" means any of the events or circumstances described as such in Section 3.1 hereof.

         "Governmental Authority" means any nation, government, city or state or any political subdivision of any of the foregoing, including, without limitation, any monetary authority, central bank or its equivalent, any court or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government exercising jurisdiction over the Mortgaged Property, or whose consent or approval is required as a prerequisite to the use, operation or occupancy of the Mortgaged Property, or to the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature herein contained.

         "Handling" means the manufacture, production, storage, handling, transferring, refining, treating, processing, transporting, discharging, releasing or disposing of Hazardous Materials.

         "Hazardous Materials" means hazardous substances, pollutants, contaminants, toxic or hazardous wastes, or any other substances the removal or remediation of which may be required, or the Handling of which is restricted, prohibited, regulated or penalized by any Legal Requirement now or at any time hereafter in effect under the laws of the United States or the State of New Jersey or any subdivision thereof, including, without limitation, any waste, substance or material that exhibits any of the characteristics enumerated in 40 C.F.R. Sections 261.20-261.24, inclusive, any hazardous substance, pollutant or contaminant as defined in or pursuant to 42 U.S.C. Sections 9601(14), 9601(33) or 9602, any extremely hazardous substances listed under or pursuant to 42 U.S.C. Sections 11002 or 40 C.F.R. Sections 355 or 372, or any toxic or hazardous chemical substances that are present in quantities that exceed exposure standards as those terms are defined under 29 U.S.C. Sections 655 or 657 or 29 C.F.R. Part 1910 subpart Z, except for minor quantities of chemicals normally found in residential apartment facilities such as in cleaning supplies and fire extinguishers, the presence or Handling of which is not prohibited by Legal Requirements. All references to any statute in this definition shall be deemed to refer to such statute as it may be amended from time to time, and to include any statute superseding or supplementing any such statute.

         "Improvements" means the buildings, structures and other improvements situate upon the Premises including, without limitation, all equipment, apparatus, machinery and fixtures of every kind and nature whatever affixed to and forming part of such structures or buildings.

         "Indebtedness" means the total of (a) the principal amount evidenced by the Note together with interest thereon as set forth in the Note, (b) any and all sums paid by Mortgagee for Taxes and insurance premiums as provided in this Mortgage with respect to the Mortgaged Property, together with interest thereon at the Default Rate, (c) any and all other sums advanced or paid by Mortgagee pursuant to the terms of this Mortgage to protect and preserve the Mortgaged Property or Mortgagee's

                                     2 of 26
interest in the Mortgaged Property, together with interest thereon at the Default Rate, and (d) reasonable attorneys' fees, disbursements, costs and expenses, judgments and settlements paid by Mortgagee in any legal proceeding affecting the Indebtedness or the Mortgaged Property in which Mortgagee is a party, including any dispute regarding insurance coverage or insurance proceeds, any Federal bankruptcy proceeding or state insolvency proceeding or other proceeding involving the rights of creditors, or any action to enforce or protect the security of this Mortgage.

         "Indemnified Persons" means the Mortgagee's officers, directors, shareholders, employees and agents, any successor to any interest of the Mortgagee in the Mortgaged Property and such successor's officers, directors, shareholders, employees and agents.

         "Indemnity Agreement" means the Environmental Indemnity Agreement of even date herewith from Mortgagor to Mortgagee.

         "Late Fee" has the meaning given to such term in the Loan Agreement.

         "Leases" means all leases, subleases, concessions, licenses and other occupancy agreements under which Mortgagor is the landlord or is otherwise the grantor of the applicable estate or interest, now or hereafter affecting the use or occupancy of the Premises or any part thereof.

         "Legal Requirements" means, as to any entity, the certificate of incorporation and by-laws or partnership agreements and certificate of limited partnership or other organizational or governing documents of such entity, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or Governmental Authority, in each case applicable to or binding upon any person or any of its property or to which such person or any of its property is subject; and, as to the Mortgaged Property, any applicable laws, statutes, codes, treaties, permits, decrees, ordinances, orders, rules, regulations or requirements of any Governmental Authority or officer or court, including, without limitation, any applicable Environmental Laws, ecological, zoning, landmark, subdivision, building, use and land use laws, codes, statutes and regulations and any applicable covenants and restrictions.

         "Loan" has the meaning given to such term in the Recitals hereof.

         "Loan Agreement" has the meaning given to such term in the Recitals hereof.

         "Loan Documents" means this Mortgage, the Loan Agreement, the Note, the Indemnity Agreement, and any and all other documents given to Mortgagee from time to time to evidence or secure the Indebtedness and any and all other documents executed and delivered by Mortgagor in connection with the foregoing. References to the Loan Documents or to any particular Loan Documents shall be deemed references to such document as the same may be renewed, modified, consolidated, replaced and/or restated from time to time in accordance with the provisions of the Loan Documents.

         "Mortgage" means this First Mortgage, Assignment of Leases and Rents and Security Agreement.

         "Mortgaged Property" has the meaning given to such term in the Granting Clause hereof.

         "Note" has the meaning given to such term in the Recitals hereof.

         "Permitted Encumbrances" has the meaning given to such term in Section
1.1 hereof.

         "Person" or "person" means any natural person and any entity.

                                     3 of 26

         "Substantial Casualty" means any damage to or destruction of the Premises which materially and adversely affects fifty percent (50%) or more (in rentable square feet or replacement cost) of the Improvements.

         "Taxes" has the meaning given to such term in Section 2.9(a) hereof,

         "Transfer" means the granting or making of any (i) mortgage, hypothecation, encumbrance, grant of a security interest, assignment, sale, conditional sale, option, pledge, chattel mortgage or other transfer of the Mortgaged Property or any part thereof or any interest therein (including, without limitation, any "air" or development rights) either voluntarily or involuntarily, by operation of law or otherwise, or (ii) assignment, sale, pledge, hypothecation or other transfer of any interest of Mortgagor in the Premises.

         "UCC" means the New Jersey Uniform Commercial Code.

                                 GRANTING CLAUSE

         In order to secure the payment of the Indebtedness and the performance and observance of all of the provisions of this Mortgage, the Note, the Loan Agreement and the other Loan Documents, Mortgagor hereby gives grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, pledges, sets over and confirms unto Mortgagee all of Mortgagor's leasehold estate, right, title and interest in, to and under any and all of the following described property (collectively, the "Mortgaged Property") whether now owned or held or hereafter acquired:

                  (i)    the Premises;

                  (ii)   the Improvements;

                  (iii)  the Chattels;

                  (iv) all Leases, together with the rents, issues, income, and profits thereof, and all cash or security deposits, advance rentals, and deposits or payments made thereunder (except that Mortgagor, as licensee of Mortgagee, shall have the right to collect such rents and other amounts, subject to the provisions of this Mortgage, so long as no Event of Default shall have occurred);

                  (v) all proceeds of and any unearned premiums accrued, accruing or to accrue under any insurance policies (including, without limitation, title insurance policies) now or hereafter covering the Premises;

                  (vi)   all books and records relating to the Premises;

                  (vii) all warranties, plans and specifications relating to the Premises or the Chattels;

                  (viii) to the extent assignable, all consents, certificates, authorizations, variances, waivers, licenses, permits and approvals from any Governmental Authority with respect to the Mortgaged Property;

                  (ix) to the extent assignable, all management, maintenance, service, marketing, engineering, architectural and construction contracts, receipts and other items of intangible personal property now or hereafter in existence and relating to the ownership, improvement,

                                     4 of 26
                        operation or management of the Premises or the Chattels (but no such assignment shall be construed as a consent by Mortgagee to any agreement, contract, license or permit so assigned, or to impose upon Mortgagee any obligations with respect thereto);

                  (x) to the extent assignable, all of Mortgagor's rights and remedies at any time arising under or pursuant to
                        Section 365(h) of the Bankruptcy Code, 11 U.S.C.
                        Section 365(h), including, without limitation, all of Mortgagor's rights to remain in possession of the Mortgaged Property thereunder;

                  (xi) all interest rate swap, exchange or protection agreements with respect to any debt secured in whole or in part by the Mortgaged Property now or hereafter entered into by Mortgagor;

                  (xii) all proceeds of the conversion, voluntary or
                        involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, and subject to the provisions of Section 2.4 hereof, proceeds of insurance, and, subject to the provisions of
                        Section 2.6 hereof, condemnation awards, and all rights of Mortgagor to refunds of real estate taxes and assessments; and

                 (xiii) all right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutions and replacements of, and all additions and appurtenances to, the Premises, the improvements and/or any other property or rights encumbered or conveyed hereby, hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor in the Premises, the Improvements and/or any other property or rights encumbered or conveyed hereby, and all conversions of the security constituted thereby which, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and as specifically described herein.

TO HAVE AND TO HOLD unto Mortgagee, its successors and assigns forever.

AND Mortgagor further covenants and agrees with Mortgagee as follows:

                                    ARTICLE I

                   Representations and Warranties of Mortgagor

         With respect to its corporate existence Mortgagor represents and warrants to Mortgagee as follows:

         Section 1.1 Title to the Mortgaged Property. Mortgagor has good, marketable and insurable fee interest in the Premises, subject only to those exceptions to the title insurance policy insuring the lien of this Mortgage and, if required by order of The New Jersey Department of Environmental Protection, to a declaration of environmental restriction to be filed on ISRA Case #E88557 and 92062 (the "Permitted Encumbrances"). Mortgagor owns the Chattels, rents and all other personal property encumbered by this Mortgage free and clear of liens and claims and options to purchase the Premises. Mortgagor has full power and lawful authority to encumber the Mortgaged Property in the manner and form set forth herein. This Mortgage is a valid and enforceable first lien on the Mortgaged Property, subject only to the Permitted Encumbrances.

                                     5 of 26

         Section 1.2 Mortgage Authorized. The execution and delivery by Mortgagor of, and performance by the Mortgagor of its obligations under, this Mortgage, the Loan Agreement and the Note will not result in Mortgagor being in default under any provision of any mortgage, credit or other agreement to which he is a party, by which he is bound or which affects Mortgagor or the Mortgaged Property, or any part thereof.

         Section 1.3 Flood Insurance Status. The Land is located in an area designated as a "Special Flood Hazard Area" by the Federal Insurance Administration.

         Section 1.4 No Hazardous Materials. Except for Hazardous Materials used by the tenant of the Mortgaged Property as disclosed to the New Jersey Department of Environmental Protection in ISRA Case #E88557 and 92062, (a) to the best knowledge of Mortgagor no part of the Mortgaged Property has been or is now being used (whether pursuant to law or otherwise) for the Handling of Hazardous Materials nor has there been any use at, or any discharge at or affecting, the Premises or any part thereof, nor has there been any discharge at or affecting any property in the vicinity of the Premises, of any Hazardous Materials; (b) to the best knowledge of Mortgagor, the Premises is free of contamination by any Hazardous Materials; and (c) Mortgagor has not received notice of any violation, claim, action or threatened action arising out of the presence or Handling of any Hazardous Materials in, on or around the Premises or the noncompliance of the Premises with any Environmental Laws, and to the best knowledge of Mortgagor the Premises is in full compliance with all Environmental Laws.

         Section 1.5 Certificates, Licenses, etc. for Operation of the Premises.
(a) All certificates, licenses, authorizations, registrations, permits and/or approvals necessary, to the best knowledge of Mortgagor, for the use and operation of the Premises or any part thereof (including, but not limited to, temporary Certificate(s) of Occupancy, Board of Fire Underwriters Certificate(s) and all required environmental permits) have been or, as otherwise disclosed to Mortgagee, will be duly obtained or renewed by Mortgagor as set forth in the Loan Agreement and (b) as of the date hereof, to the best knowledge of Mortgagor, no certificate, license, authorization, registration, permit and/or approval necessary to use or operate the Premises is subject to denial or restriction that would prohibit or unreasonably restrict such use or operation as contemplated in the Loan Agreement.

         Section 1.6 No Litigation. There are no legal actions or arbitration or other proceedings pending or, to the best of Mortgagor's knowledge, threatened against Mortgagor relating to the Premises.

         Section 1.7 Compliance with Law. As to the Premises, Mortgagor is conducting its business and operations in all material respects in compliance with all applicable laws and directives of governmental authorities having the force of law. Mortgagor has filed all tax returns required to be filed and has paid all taxes due in respect of the ownership of its assets and the conduct of its operations.

         Section 1.8 Receipt of Mortgage. Mortgagor certifies and acknowledges that Mortgagor has received a true and correct copy of this Mortgage without charge.

                                    ARTICLE 2

                      Covenants and Agreements of Mortgagor

         Mortgagor covenants with and to Mortgagee as follows:

         Section 2.1 Payment of the Indebtedness. Mortgagor will punctually pay the Indebtedness as provided in the Loan Documents.

                                     6 of 26

         Section 2.2 Preservation of Title. Mortgagor shall (a) preserve good, marketable and insurable title to the Mortgaged Property, subject only to the Permitted Encumbrances, (b) own all fixtures and articles of personal property hereafter comprising part of the Mortgaged Property free and clear of all liens and claims, (c) maintain this Mortgage as a valid and enforceable first leasehold lien on the Premises, subject only to the Permitted Encumbrances and
(d) forever warrant and defend the validity and priority of the lien of this Mortgage against the claims of all Entities whomsoever.

         Section 2.3 Insurance Coverage.

         (a) Mortgagor, at Mortgagor's sole cost and expense, shall keep the improvements and Chattels insured at all times, for the mutual benefit of Mortgagee and Mortgagor against loss or damage by fire and such other hazards and risks as are now or hereafter embraced by so-called "all risk" coverage (including loss or damage caused by flood) for the full replacement value, of the Improvements and Chattels; such insurance shall be written on an "agreed amount" basis so as to prevent Mortgagor from becoming a co-insurer.

         (b) Mortgagor, at Mortgagor's sole cost and expense, shall maintain and keep in full force and effect at all times: (i) broad form commercial general liability insurance with coverage of not less than One Million Seven Hundred Thousand Dollars ($1,700,000) in aggregate and One Million Seven Hundred Thousand Dollars ($1,700,000) per occurrence; (ii) workers' compensation insurance, in accordance with all applicable statutory requirements; (iii) rental insurance against loss due to fire or other hazards and risks in an amount not less than the annual gross value of all rents for the Premises; (iv) any other insurance required to be maintained by Mortgagor pursuant to any Lease; and (v) such other insurance in such amounts as may from time to time be reasonably required by Mortgagee, insuring against insurable risks which at the time are commonly required to be insured against by prudent lenders in respect of comparable premises in New Jersey.

         (c) All insurance policies required pursuant to this Section 2.3 shall be endorsed to the name of Mortgagee as an insured thereunder, as its interest may appear, with loss payable to Mortgagee, without contribution, under a standard New York mortgagee non-contribution clause or equivalent endorsement and shall be issued by a company or companies approved by Mortgagee. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in New Jersey as shall be approved by Mortgagee with an A.M. Best Company Rating Guide rating of A plus, Category X or a Standard & Poor's Corporation rating of "A". Each policy shall provide (i) that such policy may not be canceled or materially changed except upon thirty
(30) days' prior written notice to Mortgagee and (ii) that no act or thing done by Mortgagor shall invalidate the policy as against Mortgagee. If Mortgagor fails to maintain insurance in compliance with this Section 2.3. Mortgagee may, but shall not be obligated to, obtain such insurance and pay the premium therefor and Mortgagor shall, on demand, reimburse Mortgagee for all expenses incurred in connection therewith. Mortgagor shall deliver to Mortgagee copies of all original policies together with the endorsements required hereunder, certified by the insurance company or authorized agent as being true copies. Mortgagor shall forward to Mortgagee all renewal policies, or certificates evidencing such policies, at least thirty (30) days prior to the expiration of Mortgagor's then current policies. Notwithstanding anything to the contrary contained herein or any other provision of applicable law, the proceeds of insurance policies coming into the possession of Mortgagee shall not be deemed trust funds and Mortgagee shall be entitled to dispose of such proceeds as herein provided. No insurance policy maintained by the Borrower shall contain a deductible in excess of Five Thousand Dollars ($5,000).

                                     7 of 26

                  Section 2.4 Damage or Destruction, Insurance Proceeds.

                  (a) Mortgagor shall give to Mortgagee written notice of any damage to or destruction of the Improvements or Chattels, or any part thereof, having a cost of repair or replacement in excess of Twenty-Five Thousand Dollars ($25,000) as reasonably estimated by Mortgagor's insurance consultant.

                  (b) Mortgagor shall promptly commence and diligently complete the restoration of the Mortgaged Property, whether or not insurance proceeds (if any) made available to Mortgagor are sufficient therefor. Any restoration shall be performed in accordance with the requirements set forth in this Section 2.4.

                  (c) (i) Except as provided to the contrary herein, the proceeds of insurance (including, without limitation, loss of rental income insurance) paid on account of any damage or destruction to the Mortgaged Property, or any part thereof, shall be paid over to Mortgagee to be applied as hereinafter provided. Notwithstanding anything to the contrary contained herein or in any provision of any applicable law, (1) the proceeds of insurance policies coming into the possession of Mortgagee shall not be deemed trust funds and (2) Mortgagee shall be entitled to dispose of such proceeds as hereinafter provided in this Section 2.4.

                             (ii) In the event of damage to or destruction of
the Improvements or Chattels or any part thereof, the estimated cost of repair (either as estimated by Mortgagor and agreed to by Mortgagee or as finally determined in the event of a dispute by a reputable, licensed engineer or architect selected by and paid for by Mortgagor and reasonably satisfactory to Mortgagee) of which is equal to or less than Twenty-Five Thousand Dollars ($25,000), any insurance proceeds actually received by Mortgagee with respect thereto (less any reasonable expense, including, without limitation, any reasonable attorneys' fees and disbursements, incurred by Mortgagee in connection with the collection of such insurance proceeds, and reasonable costs of consultants or other costs in determining the amount of the loss) shall, except as provided to the contrary below, and provided no Event of Default then exists, be immediately released by Mortgagee to Mortgagor for application to the cost of restoration.

                             (iii) In the event of any damage to or destruction
of the Improvements or Chattels or any part thereof, the estimated cost of repair of which exceeds Twenty-Five Thousand Dollars ($25,000), any insurance proceeds actually paid to Mortgagor shall be promptly delivered to Mortgagee, and shall be applied by Mortgagee (1) first to reimburse Mortgagee for any reasonable expenses (including, without limitation, any reasonable attorneys' and consultants' fees and disbursements) incurred by Mortgagee in connection with the collection of such insurance proceeds or the determination of the amount of the loss, and (2) except as provided to the contrary in clause (iv) below, then to Mortgagor (or, at Mortgagee's option, directly to any contractors performing restoration) in accordance with the procedures and subject to the conditions specified in clauses (iv) and (v) below to pay the cost of the restoration of the improvements and Chattels.

                             (iv) Any provision of this Mortgage to the contrary
notwithstanding, Mortgagee shall not be obligated to make insurance proceeds received by Mortgagee available to Mortgagor for restoration in accordance with the terms and conditions more particularly set forth herein, and may elect to apply any such proceeds towards the reduction of the Indebtedness, if (1) an Event of Default has occurred, (2) the damage or destruction constitutes a Substantial Casualty, (3) the estimated cost to restore is in excess of the insurance proceeds available for such purpose and Mortgagor shall have failed to deposit with Mortgagee a sum (by way of cash, letter of credit or other similar liquid collateral reasonably satisfactory to Mortgagee) equal to the amount by which the estimated cost to restore shall exceed insurance proceeds available for such purpose, (4) in Mortgagee's reasonable judgment such restoration will not be completed by Mortgagor during the period with respect to which proceeds of the rental insurance carried pursuant to Section 2.3 are payable, and Mortgagor has not made provisions


                                     8 of 26
satisfactory to Mortgagee for the payment of any portion of the Indebtedness payable prior to the completion of such restoration or (5) Mortgagee's construction consultant determines that the restoration can not be completed prior to the Maturity Date.

                             (v) If Mortgagee shall make insurance monies
available for the reimbursement of Mortgagor's costs of restoration, Mortgagor shall, not more often than once each month, as a condition precedent to each advance of insurance proceeds, submit to Mortgagee a cost breakdown of work completed to date, together with a requisition on Mortgagee's form, which shall be certified by Mortgagor and, when the restoration so requires, its architect and shall state that (1) such work has been completed substantially in accordance with the plans and/or specifications approved by Mortgagee, such approval not to be unreasonably withheld or delayed, (2) the requested amount has been paid in full or has actually been incurred and is payable, and (3) the then estimated cost of completing the restoration does not exceed the amount that Mortgagee, will hold pursuant to this Section 2.4(c) following the requested payment to Mortgagor. Disbursements by Mortgagee with respect to costs of restoration shall be subject to such reasonable and customary conditions (including retainages) as Mortgagee shall determine, shall be conditioned upon receipt by Mortgagee of such evidence of compliance with all laws and the absence of liens as Mortgagee shall reasonably require, and may be conditioned upon such independent inspections by Mortgagee or its agents as Mortgagee may reasonably elect to make or cause to be made at Mortgagor's expense.

                  (d) Notwithstanding any damage to or destruction of the improvements or the Chattels or any part thereof, and regardless of the sufficiency or insufficiency of insurance proceeds made available to Mortgagor by reason thereof, Mortgagor shall continue to pay the Indebtedness, and any reduction in the Indebtedness resulting from the application of any insurance proceeds to the payment of the Indebtedness by Mortgagee shall be deemed to take effect only from and after the date of such application by Mortgagee.

                  Section 2.5 Restoration by Mortgagee. If within a reasonable period of time (taking into consideration the circumstances then prevailing) after the occurrence of any damage or destruction to any part of the Premises, Mortgagor shall not have submitted to Mortgagee and received Mortgagee's approval of plans and specifications for the restoration of the Premises so damaged or destroyed (prepared by a licensed architect and approved by all Governmental Authorities whose approval is required), or if, following approval of such plans and specifications by all such Governmental Authorities and Mortgagee, Mortgagor shall fail to commence restoration with reasonable promptness, or if, after commencing restoration Mortgagor shall fail promptly and diligently to complete such restoration, then, in any of such events, in addition to all other rights set forth herein and after giving Mortgagor ten
(10) days' written notice of the nonfulfillment of one or more of the foregoing conditions, Mortgagee and/or its agents, or any lawfully appointed receiver of the Premises, may at their respective options, take such steps as they deem advisable, including performing or causing to be performed any such restoration. Without limiting the generality of the foregoing provisions of this Section 2.5, upon twenty-four (24) hours' prior notice to Mortgagor, Mortgagee may enter upon the Premises to the extent reasonably necessary for any of the foregoing purposes, and Mortgagor hereby waives any claim against Mortgagee, its agents and such receiver arising out of any act or failure to act by Mortgagee, its agents or such receiver pursuant hereto, other than a claim arising out of the gross negligence or willful misconduct of Mortgagee, its agents or such receiver. Mortgagee may, at its option, apply any net insurance proceeds (without Mortgagee being required to fulfill any other requirements of this Mortgage) to reimburse Mortgagee, its agents and/or such receiver for all amounts expended or incurred by them in connection with the performance of such restoration or the payment of such lien, and any such costs for which such net insurance proceeds are not sufficient to fully reimburse Mortgagee, its agents and such receiver shall be paid by Mortgagor to Mortgagee upon demand, and such excess costs shall be deemed part of the Indebtedness and shall be secured by the lien of this Mortgage.



                                     9 of 26

                  Section 2.6 Condemnation.

                  (a) Mortgagor shall give Mortgagee prompt written notice of the commencement of any condemnation or eminent domain proceedings affecting all or any part of the Mortgaged Property, and shall deliver to Mortgagee copies of any papers served in connection with such proceedings. Mortgagor shall give Mortgagee advance notice of, and Mortgagee shall have the right (to the fullest extent permitted by law) to intervene or otherwise participate in any such proceedings and may be represented by counsel of its selection. Mortgagor shall be responsible for the payment of Mortgagee's reasonable legal fees and disbursements in connection therewith.

                  (b) So long as no default or Event of Default has occurred, Mortgagor shall have the right and the obligation to enforce, compromise or settle the claim for any award, but if the amount of such claim is in excess of Twenty-Five Thousand Dollars ($25,000), such enforcement, compromise or settlement shall be subject to the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed. The foregoing notwithstanding, so long as a default or an Event of Default has occurred and is continuing, Mortgagee (to the exclusion of Mortgagor) is hereby empowered and authorized to enforce, compromise or settle the claim for any award without the consent of Mortgagor. Any awards made to Mortgagor for the taking by condemnation or eminent domain of all or any part of the Mortgaged Property (or payments made in lieu thereof) are hereby assigned by Mortgagor to Mortgagee, and Mortgagee shall be and is hereby irrevocably authorized to collect and receive such awards (or payments) from the condemnation authorities. Any such awards (or payments) shall be applied (i) first to reimburse Mortgagee for any expenses, including, without limitation, any reasonable attorneys' fees and disbursements, incurred by Mortgagee in connection with the collection of such awards (or payments), and then (ii) to reduce the Indebtedness; provided, however, that Mortgagee shall not apply any such awards (or payments) to reduce the Indebtedness to the extent of the costs of restoring the Improvements actually incurred by Mortgagor as a direct result of such condemnation if (1) less than five percent (5%) of the Improvements shall have been taken, (2) no Event of Default exists, and (3) using such awards to pay for costs of restoration rather than to reduce the Indebtedness would not result in a loan-to-value ratio (ie., the ratio of Indebtedness to the fair market value of the Premises after such taking as determined by Mortgagee's appraiser) which is greater than the loan-to-value ratio of the Indebtedness to the Premises and prior to the taking. Mortgagor shall, whether or not it receives awards sufficient for such purpose, diligently proceed in accordance with the procedures set forth herein to restore the Improvements as nearly as practicable to their condition prior to such taking, and to the extent that the reasonably estimated cost of completing such restoration shall exceed the amount of any condemnation award available to Mortgagor to pay such cost, Mortgagor shall, as a condition to disbursement of proceeds to Mortgagor, deposit with Mortgagee security for the payment of such excess cost (by way of cash, letter of credit or other collateral reasonably acceptable to Mortgagee). Mortgagee shall hold and apply such awards and/or security deposited by Mortgagor toward such costs of restoration in the same manner as Mortgagee would hold and disburse insurance proceeds pursuant to Section 2.4 hereof.

                  (c) Notwithstanding any condemnation of the Mortgaged Property or any part thereof, and regardless of the sufficiency or insufficiency of any condemnation award made available to Mortgagor by reason thereof, Mortgagor shall continue to pay the Indebtedness hereby secured, and any reduction in the Indebtedness resulting from the application of the proceeds of any condemnation award by Mortgagee to the reduction of the Indebtedness shall be deemed to take effect only from and after the date of such application by Mortgagee.

                  (d) Mortgagor shall not enter into any agreement providing for or relating to the taking of the Mortgaged Property or any part thereof be any Governmental Authority, or providing for or by relating to compensation to be received in connection therewith, without Mortgagee's prior written approval in each instance, which approval shall not be unreasonably withheld or delayed.


                                    10 of 26

        Section 2.7 Condition of Premises; Compliance with Legal Requirements; Right to Inspect; Alterations. Mortgagor (i) shall maintain the Premises and Chattels in good condition, safe operating order and good repair; (ii) shall not threaten, commit, permit or suffer to occur any waste, demolition or removal of the Mortgaged Property or any part thereof except for the construction of the improvements as described in the Loan Agreement; (iii) shall observe, perform or cause to be performed all obligations arising under agreements or recorded instruments affecting the Premises or the operation thereof; (iv) shall comply or cause to be complied with all Legal Requirements now or hereafter relating to the Mortgaged Property or any part thereof, including, without limitation, all applicable covenants, conditions and restrictions affecting the Premises or Chattels, and all Environmental Laws and shall not suffer or permit any violation thereof, and shall from time to time promptly take such actions and make all repairs, renewals, replacements, additions and improvements in connection therewith that are necessary to comply with Mortgagor's obligations hereunder; (v) shall comply with all requirements of insurance policies covering the Mortgaged Property, and with all applicable orders, rules and regulations of the National Board of Fire Underwriters or any other body hereafter exercising similar functions; and (vi) shall cure the violation of any Legal Requirement asserted by any Governmental Authority within the lesser of (A) thirty (30) days after Mortgagor's receipt of an order setting forth the violation, or such longer time as may reasonably be required to cure such violation or (B) the time required pursuant to the terms of such order, however, Mortgagor shall have such time as may be necessary to diligently contest the violation of such Legal Requirement provided that, in Mortgagee's sole discretion, such contest shall not impair the security of Mortgagee's interest in the Mortgaged Property.

        Section 2.8 Security Agreement.

        (a) This Mortgage constitutes a security agreement under the UCC with respect to the Chattels and any other portion of the Mortgaged Property which is personal property. In addition to the rights and remedies granted to Mortgagee by other applicable law or by this Mortgage, Mortgagee shall have all of the rights and remedies with respect to the Chattels and such other personal property as are granted to a secured party under the UCC. Upon Mortgagee's request, Mortgagor shall promptly and at its expense assemble the Chattels and such other personal property and make the same available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand, with interest at the Default Rate, any and all reasonable expenses, including reasonable attorneys' fees, incurred by Mortgagee in protecting its interest in the Chattels and such other personal property and in enforcing its rights with respect thereto. Any notification required by the UCC shall be deemed reasonably and properly given if mailed certified mail, return receipt requested, postage prepaid, by Mortgagee to Mortgagor at the address specified in Section 4.2 hereof at least five (5) days before any sale or other disposition of the Chattels and other personal property, or any portion thereof. Disposition of the Chattels and other personal property, or any portion thereof, shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Chattels are located. The proceeds of any such sale or disposition, or any part thereof, may be applied by Mortgagee to the payment of the Indebtedness secured hereby in such order of priority and proportions as Mortgagee in its discretion shall deem appropriate.

        (b) If the lien of this Mortgage is subject to a prior security interest covering any of the Chattels or personal property constituting Mortgaged Property hereunder, then all of the right, title and interest of Mortgagor in and to any and all such property is hereby assigned to Mortgagee, together with the benefits of all deposits and payments now or hereafter made thereon by Mortgagor.

        Section 2.9 Taxes and Other Charges.

        (a) Mortgagor shall pay and discharge or cause to be paid or discharged when due all taxes, franchise taxes and governmental charges of every kind and nature, all assessments, all water rates and sewer rents, all levies, all permit, inspection and license fees and all other charges, general and

                                    11 of 26
special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, including, but not limited to, assessments for public improvements or benefits, which are assessed, levied, confirmed, imposed upon or assessed against the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Mortgaged Property, or arising in respect of the ownership, occupancy, use or possession of the Mortgaged Property or any part thereof (all of the foregoing items being referred to herein as "Taxes"); and, unless Mortgagor is required to make monthly deposits with Mortgagee in accordance with Section 2.16 hereof, Mortgagor shall exhibit to Mortgagee, within five (5) days after the same shall have become due, validated receipts showing the payment of such Taxes and other charges which may be or become a lien on the Mortgaged Property.

                  (b) Mortgagor shall pay or cause to be paid when due all (i) premiums for fire, hazard and other insurance required to be maintained by Mortgagor pursuant to Section 2.3, (ii) title insurance premiums and other charges relating to the title insurance to be maintained on the Premises in connection with this Mortgage, and (iii) any and all other costs, expenses and charges required to be paid for the maintenance and/or protection of, or on account of, any other collateral delivered, assigned, pledged, mortgaged, transferred or hypothecated to Mortgagee as security for the Indebtedness or in connection with the execution and delivery of this Mortgage.

                  (c) Should Mortgagor default in the payment of any of the foregoing Taxes, insurance premiums or other amounts described in paragraphs (a) and (b) above, Mortgagee may, but shall not be obligated to, pay the same or any part thereof and Mortgagor shall, on demand, reimburse Mortgagee for all amounts so paid. Any such costs or expenses not paid by Mortgagor as aforesaid shall be secured by the lien of this Mortgage and shall be added to the Indebtedness secured hereby.

                  Section 2.10 Mechanics' and Other Liens. Mortgagor shall (i) pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income or profits arising therefrom, (ii) promptly cause to be removed of record (by payment, posting of bond or otherwise) any mechanic's or other lien on the Mortgaged Property, or any part thereof, or on the revenues, rents, issues, income or profit arising therefrom and (iii) in general, do or cause to be done, at the cost of Mortgagor and without expense to Mortgagee, everything necessary to preserve in full the lien of this Mortgage. If Mortgagor fails to comply with the requirements of this Section 2.10, Mortgagee may, but shall not be obligated to, pay any such lien, and Mortgagor shall, on demand, reimburse Mortgagee for all sums so expended.

                  Section 2.11 Leases, Sales

                  (a) Each Lease of space in the Premises (i) shall be expressly subject and subordinate to this Mortgage, except as Mortgagee may otherwise agree in writing, and (ii) new Leases shall contain a covenant on the part of the tenant thereunder that neither the institution of any suit, action or other proceeding by Mortgagee to realize on Mortgagor's interest in the Mortgaged Property nor any sale of the Mortgaged Property pursuant to any provision hereof shall, by operation of law or otherwise, result in the cancellation or termination of such Lease or of the obligations of the tenant thereunder (unless such tenant is specifically named in a foreclosure proceeding). Each such Lease shall provide that the tenant, at the request of Mortgagee, shall attorn to Mortgagee, its successors in interest or any purchaser at a foreclosure sale.

                  (b) Mortgagor shall not, and shall not have the right or power to, enter into, grant any consent or approval under, or materially modify any Lease (including, without limitation, a reduction in the term thereof or the rent payable thereunder, a change in any renewal provisions therein contained, or an increase in the obligations of the landlord or a decrease in the obligations of the tenant thereunder) without Mortgagee's prior written consent, except with respect to minor modifications (including


                                    12 of 26
modifications in accordance with market conditions but excluding rent concessions with a duration in excess of three (3) months) of any Lease, and which consent shall not be unreasonably withheld or delayed provided, that simultaneously with any request for such consent Mortgagor shall deliver to Mortgagee (i) a copy of the proposed form of Lease, modification thereof, or consent or approval (as the case may be), (ii) such other information as Mortgagee may reasonably request, and (iii) in the case of a request for approval of a Lease, a summary of all material provisions thereof, including terms that differ materially from the standard form of lease, if any, previously approved by Mortgagee, or from existing Leases. Mortgagor shall pay, upon presentation of bills therefor, all of Mortgagee's reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and disbursements, incurred in connection with its review of any proposed Lease or Lease modification and its investigation of any proposed tenant, and the preparation, execution and delivery of any such agreements. Notwithstanding the foregoing, Mortgagee's consent shall not be required for any Lease or extension thereof of residential apartments in the ordinary course of business on commercially reasonable terms with a term of one (1) year or less.

                  (c) Mortgagor shall duly and timely perform and observe within applicable grace periods all of the terms, covenants and conditions of all Leases required to be performed and observed by the landlord thereunder.

                  (d) Mortgagor shall not, and shall not have the right or power to, accept prepayments of installments of rent under Leases more than one (1) month in advance, except in connection with the first (1st) month's rent, or with Mortgagee's prior written consent.

                  (e) Mortgagor shall not, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed if the action is consistent with sound leasing practice, (i) cancel or terminate, or suffer or permit any cancellation, termination, or surrender of any Lease, (ii) commence any summary proceeding or other action to recover possession of any space leased pursuant to any Lease, (iii) consent to any assignment of or subletting under any Lease, (iv) execute any other or further assignment of Mortgagor's interest, or of any part thereof, in any Lease or of any rent or (v) waive, excuse, condone, release or discharge the tenant, or any guarantor under any guaranty of the obligations of the tenant, of or from any of the obligations or agreements of the tenant under its Lease or by the guarantor under its guaranty. Mortgagor shall deliver the request for such consent in writing to Mortgagee according to the provisions of the Section 4.2 hereof, and Mortgagee shall have been deemed to have delivered such consent if Mortgagee fails to deny or grant such consent or request additional information within ten (10) business days after receiving such request from Mortgagor.

                  (f) Nothing contained in this Section 2.11 shall be construed as imposing on Mortgagee any of the obligations of lessor under the Leases.

                  Section 2.12 Assignment of Rents and Leases.

                  (a) Mortgagor hereby absolutely and unconditionally assigns and transfers to Mortgagee, as further security for the payment of the Indebtedness, all rents, issues and profits of the Mortgaged Property whether now due, past due or to become due, together with all Leases and any guaranties, whether now or hereafter made, of the obligations of any tenant, any claims of Mortgagor against any guarantor, and other documents now or hereafter in effect evidencing such rents, issues and profits, and any and all deposits held as security under said Leases and other documents (subject to rights of Tenants). This is an absolute assignment, not an assignment for security only, and Mortgagee's right to rents, issues and profits is not contingent on Mortgagee's possession of all or any portion of the Mortgaged Property. Nothing contained in the first sentence of this Section 2.12 shall be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or other document or otherwise to impose any obligation on Mortgagee (including, without limitation, any liability under any covenant of quiet enjoyment contained in any Lease or under any law


                                    13 of 26
of the State of New Jersey in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been barred and foreclosed thereby of all right, title, interest and equity of redemption in the Mortgaged Property), except that Mortgagee shall be accountable for any money actually received pursuant to such assignment.

                  (b) Neither the foregoing assignment of Leases, income, rents, issues, deposits, profits and proceeds to Mortgagee nor the exercise by Mortgagee of any of its rights or remedies under this Article 2 shall be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise obligated, responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof. Mortgagor hereby further grants to Mortgagee the right, after the occurrence of an Event of Default and subject to the provisions hereof, (i) to enter upon and take possession of the Mortgaged Property for the purpose of collecting the said rents, issues and profits, (ii) to dispossess any tenant defaulting in the payment thereof to Mortgagee, (iii) to let the Mortgaged Property or any part thereof, and (iv) to apply said rents, issues and profits, after payment of all reasonable and necessary charges and expenses, on account of the Indebtedness. Such assignment and grant shall continue in effect until the Indebtedness is paid in full, the execution of this Mortgage constituting and evidencing the consent of Mortgagor to the entry upon and taking possession of the Mortgaged Property by Mortgagee pursuant to such grant, whether or not foreclosure has been instituted and without applying for a receiver.

                  (c) Notwithstanding the foregoing provisions of this Section 2.12, Mortgagor shall be entitled, except as provided in the next sentence of this Paragraph (c), to receive and retain for its own account all such rents, issues and profits and to exercise all other rights and remedies available to it under such Leases and other documents. Such right of Mortgagor to collect and receive said rents, issues and profits and deposits may be revoked by Mortgagee
(x) during the continuance of an Event of Default and/or (y) after the acceleration of the Indebtedness by giving not less than five (5) days' written notice of such revocation, served personally upon or sent by registered or certified mail to the record owner of the Mortgaged Property.

                  (d) In furtherance of the rights granted by Mortgagor to Mortgagee in paragraphs (a), (b) and (c) above, Mortgagor hereby appoints Mortgagee as its attorney-in-fact, coupled with an interest, to receive and collect all rent, additional rent and other sums due under the terms of each Lease and each such other document and to direct any tenant or occupant thereunder, by written notice or otherwise, to forward such rent, additional rent or other sums by mail or in person to Mortgagee. Mortgagor hereby irrevocably authorizes and directs each space tenant under any Lease, upon receipt of written notice from Mortgagee of the occurrence of an Event of Default and until directed otherwise by Mortgagee, to pay directly to Mortgagee, or as directed by Mortgagee, all rents, issues and profits accruing or due under its Lease from and after the receipt of such notice. Mortgagor agrees that any and all tenants shall have the right to rely upon any such notice from Mortgagee, and to pay such rents, issues and profits to or as directed by Mortgagee without any obligation to inquire into the actual existence of any Event of Default claimed by Mortgagee, and notwithstanding any notice from or contrary claim by Mortgagor; and Mortgagor shall have no right or claim against any tenant with respect to any rents, issues or profits so paid to Mortgagee.

                  Section 2.13 Additional Advances and Disbursements. Mortgagor shall pay when due all payments and charges on all liens, encumbrances, ground and other leases, and security interests which affect or may affect or attach or may attach to the Mortgaged Property, or any part thereof, and in default thereof, Mortgagee shall have the right, but shall not be obligated, to pay, Without notice to Mortgagor, such payments and charges and Mortgagor shall, on demand, reimburse Mortgagee for amounts so paid. In addition, upon default of Mortgagor in the payment and/or performance of any terms, covenants, conditions or obligations by it to be performed hereunder or under any such lien, encumbrance, lease or security interest, Mortgagee shall have the right, but shall not be obligated, to cure


                                    14 of 26
such default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee pursuant to this Section 2.13 or as otherwise provided under the terms and provisions of this Mortgage or under applicable law shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate. Any such amounts advanced or incurred by Mortgagee, together with the interest thereon, shall (a) be payable on demand, (b) until paid, be secured by this Mortgage as a lien on the Mortgaged Property and (c) be part of the Indebtedness.

                  Section 2.14 Costs of Enforcement, Waivers. Mortgagor shall bear and pay all expenses (including reasonable attorneys' fees and disbursements for legal services of every kind) of or incidental to the enforcement of any provision hereof, or the enforcement, compromise or settlement of this Mortgage or the Indebtedness, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise. AR rights and remedies of Mortgagee shall be cumulative and may be exercised singly or concurrently. Notwithstanding anything herein contained to the contrary and to the extent permitted be applicable law, Mortgagor. (a) hereby waives trial by jury; (b) will not (i) at any time insist upon, plead or in any manner whatsoever claim or take any benefit from, or take advantage of, any stay or extension or moratorium law, or any exemption from execution or sale of the Mortgaged Property or any part thereof, now or at any time hereafter in force, which may affect this Mortgage,
(ii) claim, take or insist upon any benefit from, or take advantage of, any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision hereof, or pursuant to the decree, judgment or order of any court of competent jurisdiction or (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof; (c) hereby expressly waives all benefit or advantage of any such law or laws; and (d) covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshaled upon any foreclosure of this Mortgage.

                  Section 2.15 Mortgage Taxes. Mortgagor shall pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Mortgagee by reason of its ownership of the Note or this Mortgage or any mortgage supplemental hereto, any security instrument with respect to the Improvements (or any part thereof) or any Chattels or other personal property or any instrument or further assurance, other than income, franchise and doing business taxes, and shall pay all stamp and other taxes, if any, required to be paid on or in respect of the Note. If Mortgagor fails to make such payment within five (5) days after written notice thereof to Mortgagor, then, in addition to any other rights and/or remedies available to Mortgagee upon the happening of an "Event of Default" (as defined in Section 3.1 hereof), Mortgagee shall have the right, but shall not be obligated, to pay the amount due, and Mortgagor shall, on demand, reimburse Mortgagee for said amount, which, until so reimbursed to Mortgagee, shall be deemed to be part of the Indebtedness and shall be secured by the lien of this Mortgage.

                  Section 2.16 (Intentionally Omitted]

                  Section 2. 17 Financial Statements. Mortgagor shall furnish to Mortgagee the Financial statements in accordance with Section 6.1 of the Loan Agreement. As soon as possible, but not later than thirty (30) days after the end of each calendar year, Mortgagor shall deliver to Mortgagee a certification that Mortgagor has performed all of its covenants hereunder and no Event of Default or event that, with the giving of notice or the passing of time would constitute an Event of Default, has occurred and Mortgagor shall make available such further information or documents concerning its business and affairs




                                    15 of 26
relating to the Premises as Mortgagee may from time to time reasonably request, including, without limitation, current rent rolls for the Premises.

                  Section 2.18 Transfers. Mortgagor covenants that it shall not, without the written consent of Mortgagee in each instance, except as occasioned by the death of the Mortgagor, further Transfer any estate, rights, title or interest of Mortgagor in, to or under any of the Mortgaged Property, except as permitted in Section 2.11 hereof and in the Loan Agreement. Upon the occurrence of a Transfer, Mortgagee may declare the entire unpaid Indebtedness to be immediately due and payable and exercise any other right reserved by Mortgagee in Section 3.2 of this Mortgage.

                  Section 2.19 Estoppel Certificates. From time to time within ten (10) days after request, Mortgagor shall furnish to Mortgagee a written statement addressed to Mortgagee or such other person as Mortgagee may designate, duly acknowledged, setting forth the amount due on this Mortgage, the date to which interest has been paid, whether any offsets or defenses exist against the Indebtedness and, if any are alleged to exist, a detailed description of the nature thereof.

                  Section 2.20 Costs of Defending and Upholding the Lien of this Mortgage. If any action or proceeding is commenced to which Mortgagee is made a party or in which it becomes necessary to defend or uphold the lien of this Mortgage, Mortgagor shall, on demand, reimburse Mortgagee for all expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Mortgagee in connection with any such action or proceeding. In any action or proceeding to foreclose this Mortgage or to recover or collect the Indebtedness, the provisions of law relating to the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

                  Section 2.21 FIRPTA Withholding Provisions. At or prior to any Transfer of all or any portion of, or any interest in, the Mortgaged Property, whether or not such Transfer is consented to by Mortgagee and including any sale of the Mortgaged Property upon a foreclosure of this Mortgage, a duly authorized officer or a general partner of Mortgagor shall furnish, or cause to be furnished, to Mortgagee such documentation as shall be required under Section 1445 of the Internal Revenue Code of 1986, as amended (or any successor or substitute statute of the same or similar import).

                  Section 2.22 Environmental Damage and Clean-up Provisions.

                  (a) Mortgagor shall not (i) use the Mortgaged Property or any part thereof for the Handling of any Hazardous Materials in violation of any Environmental Laws or (ii) waive any person's liability with regard to Hazardous Materials in, on or around the Mortgaged Property.

                  (b) Mortgagor shall (i) keep the Mortgaged Property free of contamination by Hazardous Materials, (ii) comply fully with all Environmental Laws applicable to the Mortgaged Property, and (iii) upon notice from Mortgagee (except that no notice shall be required in an emergency), permit Mortgagee or Mortgagee's agents access to the Mortgaged Property for the purpose of monitoring Mortgagor's compliance with all Environmental Laws applicable to the Mortgaged Property.

                  (c) immediately upon becoming aware thereof, Mortgagor shall notify Mortgagee of any investigation of, or claim or action involving, the Mortgaged Property by any Governmental Authority or any other person regarding the presence or Handling of any Hazardous Materials in, on or affecting the Mortgaged Property.

                  (d) If there shall be filed against the Mortgaged Property a lien for the payment of any expenditure by any Governmental Authority for the purpose of (i) removing any Hazardous Materials from the Mortgaged Property or any part thereof and/or (ii) remedying the effects of any Hazardous Materials found at the Mortgaged Property, irrespective of whether the same resulted from any act or


                                    16 of 26
omission of Mortgagor or of any third party, then Mortgagor shall, within thirty (30) days after the date on which Mortgagor is given notice that a lien has been filed against the Mortgaged Property, or immediately if an action has been commenced to sell the Mortgaged Property to satisfy such lien, pay the amount of the claim to which the lien relates and remove the lien of record against the Mortgaged Property.

        (e) Mortgagor shall unconditionally indemnify, defend and hold harmless Mortgagee and each Indemnified Person from and against any and all claims, losses, costs, expenses, damages, obligations and liabilities of any nature whatsoever (including, without limitation, litigation costs, reasonable attorneys' fees and disbursements) made against or suffered or incurred by any Indemnified Person as a result of (i) the presence or Handling of any Hazardous Materials in, on or around the Mortgaged Property, or (ii) any breach or inaccuracy of the representations and warranties of Mortgagor set forth in
Section 1.4 of this Mortgage, or (iii) Mortgagor's failure to comply with any of the provisions of this Section 2.22, or (iv) the failure of the Mortgaged Property to comply with any applicable Environmental Laws now or hereinafter in effect or (v) any claim, action, suit, or proceeding brought or threatened by any person or entity relating to the presence or Handling of Hazardous Materials in, on or around the Mortgaged Property. The indemnity provided for in this subsection (e) shall survive the satisfaction, foreclosure or other termination of this Mortgage and the sale or other transfer of the Mortgaged Property. The indemnity provided for in this subsection (e) shall not be included in any exculpation from personal liability provided for in the Note or this Mortgage or any of the other Loan Documents.

        Section 2.23 Section 365(h)(1) Election. Mortgagor shall not, without Mortgagee's prior written consent, elect to treat any Lease as terminated under
Section 365(h)(1) of the Bankruptcy Code. Any such election made without Mortgagee's prior written consent shall be void.

        Section 2.24 Transfer Tax Provisions. Mortgagor shall pay any New Jersey State Transfer Tax and any other taxes of a similar nature and any recording and titling charges now or hereafter imposed by New Jersey State or any of its municipalities (any such tax being hereinafter referred to as "Transfer Tax") that may be or become payable by Mortgagor with respect to any Transfer of the Mortgaged Property or any portion thereof, including any Transfer Tax payable upon a foreclosure of this Mortgage. If, and to the extent that, Mortgagee shall hereafter be or become liable for all or any portion of any Transfer Tax payable by Mortgagor, Mortgagor shall indemnify, defend and hold harmless Mortgagee from and against all claims, losses, costs, damages, obligations and liabilities of any nature whatsoever (including, without limitation, reasonable attorneys' fees and disbursements) made against or incurred by Mortgagee as a result of Mortgagor's failure to comply with the foregoing covenant. The indemnity provided for in this Section shall not be included in any exculpation from personal liability provided for in this Mortgage or in any of the other Loan Documents. The provisions of this Section shall survive any sale of the Mortgaged Property and the delivery of the deed effecting such sale. Nothing in this Section shall be deemed to deprive Mortgagee of any rights provided to it elsewhere in this Mortgage.

        Section 2.25 Bankruptcy Litigation. In the event that any action, proceeding, application, motion or notice shall be commenced or filed in respect of all or any part of the Mortgaged Property, in connection with any case under the Bankruptcy Code or any other applicable federal or state law relating to relief for debtors, Mortgagee shall have, and is hereby granted, the right, but not the obligation, to the exclusion of Mortgagor exercisable upon notice from Mortgagee to Mortgagor, to conduct and control any such litigation (including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents) with counsel of Mortgagee's choice. Mortgagee may proceed, in its own name or in the name of Mortgagor, in connection with any such litigation, and mortgagor agrees to execute any and all power, authorizations, consents and other documents required by Mortgagee in connection therewith. Upon request by

                                    17 of 26

Mortgagee, Mortgagor shall pay to Mortgagee, or to any other person or persons that Mortgagee may designate, all costs, expenses and liabilities (including without limitation, attorneys' fees) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings, together with interest thereon at the Default Rate from the date paid or incurred by Mortgagee. Mortgagor shall not, without the prior written consent of Mortgagee, commence any action, suit proceeding or case, or file any application or motion, in respect of the Lease in any such case under the Bankruptcy Code or any other applicable federal or state law relating to relief for debtors.

                  Section 2.26 Credit. Mortgagor shall not claim or demand or be entitled to receive any credit or credits on the principal indebtedness to be secured by this Mortgage, or on the interest payable thereon, for any part of the Taxes assessed against the Premises and no deduction shall be made or claimed from the taxable value of the Premises by reason of this Mortgage.

                  Section 2.27 Notice. Mortgagor shall promptly give notice to Mortgagee of. (i) any substantial dispute between Mortgagor and any Governmental Authority with respect to payment of Taxes or any other matter; (ii) the occurrence of any Event of Default or event that, with the giving of notice or the passing of time, or both, would constitute an Event or Default; and/or (iii) the occurrence of any default or breach or other event that, with the giving of notice or the passing of time, or both, would constitute an event of default or breach under any material agreement to which Mortgagor is a party and which could have a material effect on Mortgagor's financial condition.

                  Section 2.28 Maintenance of Records. Mortgagor shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all material financial transactions of Mortgagor.

                  Section 2.29 Right of Inspection. Mortgagor shall at any reasonable time and from time to time upon advance notice, permit Mortgagee or any representative thereof to examine and make copies of and abstracts from the records and books of account of, visit the Premises, and discuss the affairs, finances, and accounts of Mortgagor with any of its officers and directors designated for such purposes by Mortgagor and Mortgagor's independent accountants. The foregoing inspection rights are subject to reasonable limitations imposed by Mortgagor and shall not extend to trade secrets of Mortgagor or to information within the attorney-client privilege.


                                    ARTICLE 3

                              Default and Remedies

                  Section 3.1 Events of Default. The following shall each constitute an "Event of Default" under this Mortgage:

                  (a) the occurrence of any "Event of Default" (as that term is defined in the Loan Agreement) under the Loan Agreement; or

                  (b) if any Transfer not expressly permitted under this Mortgage occurs without the prior written consent of Mortgagee; or

                  (c) the entry by Mortgagor into any agreement, either written or oral, which has the effect of deferring the payment of any Taxes or other charges which are or can be assessed, levied, confirmed, imposed or become a lien on the Mortgaged Property or become payable during the term of the Note or this Mortgage; or



                                    18 of 26

                  (d) the occurrence, in the sole judgment of Mortgagee reasonably exercised, of a material adverse change in the financial condition or the operation of the Mortgaged Property or any part thereof for which Mortgagor fads to provide alternative arrangements for meeting its obligations under the Loan Documents that are satisfactory to Mortgagee; or

                  (e) if title to the Mortgaged Property is or becomes subject to any lien, charge or encumbrance (other than Permitted Encumbrances), and Mortgagor fails within thirty (30) days after request by Mortgagee to discharge (by bonding or otherwise) such lien, charge or encurnbrance; or

                  (f) if a default occurs under any other mortgage, deed of trust, deed to secure debt or similar security instrument now or hereafter encumbering the Mortgaged Property or any part thereof, and continues beyond any applicable grace period, and/or the indebtedness secured thereby is accelerated, regardless of whether any such other instrument is prior to or subordinate to this Mortgage; or if the mortgagee or obligee under any such other instrument commences an action to foreclose the lien thereof or otherwise to realize upon the Mortgaged Property or any part thereof; it further being agreed that an Event of Default under this Mortgage shall constitute an Event of Default under any other mortgage, deed of trust, indenture or loan agreement held by Mortgagee; or

                  (g) if Mortgagor as to the Premises, the Loan Documents or the transactions contemplated thereby commits or fails to prevent the commission of any act of fraud, willful breach or malicious default; or

                  (h) if Mortgagor fails to maintain the Premises in good condition, safe operating order and good repair, and such failure continues for thirty (30) days after written notice from Mortgagee or, if such failure cannot, by its nature, reasonably be cured for within such thirty (30) day period, if Mortgagor fails to commence such cure within said thirty (30) day period or fails to diligently thereafter prosecute such cure to completion.

                  Section 3.2 Remedies.

                  (a) Upon the occurrence of any Event of Default, Mortgagee may, in addition to any other rights or remedies available to it hereunder, at law or in equity, take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued singly, concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Mortgagee hereunder, at law or in equity:

                             (i) declare the entire unpaid Indebtedness to be
immediately due and payable;

                             (ii) enter into or upon the Premises, either
personally or by its agents, nominees or attorneys, and dispossess Mortgagor and its agents, employees and servants therefrom, and thereupon Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat, (B) complete any construction on the Land in such manner and form as Mortgagee deems advisable, (C) make alterations, additions, renewals, replacements and improvements to or on the Land or Improvements, (D) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to enter into, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof, and (E) apply the receipts from the Mortgaged Property to the payment of the Indebtedness, after


                                    19 of 26
deducting therefrom all expenses (including, without limitation, attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay Taxes, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees;

                             (iii) institute proceedings for the foreclosure of
this Mortgage, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels;

                             (iv) with or without entry, and to the extent
permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the lien of this Mortgage continuing unimpaired and without loss of priority so as to secure the balance of the Indebtedness not then due;

                             (v) sell the Mortgaged Property or any part thereof
and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in whole or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property;

                             (vi) institute an action, suit or proceeding in
equity for the specific performance of any covenant, condition or agreement contained in the Loan Documents;

                             (vii) recover judgment on the Note either before,
during or after (or in lieu of) any proceedings for the enforcement of this Mortgage;

                             (viii) apply, ex parte, for the appointment of a
custodian, trustee, receiver, liquidator or conservator of the Mortgaged Property, irrespective of the adequacy of the security for the Indebtedness and without regard to the solvency of Mortgagor or of any person, firm or other entity liable for the payment of the Indebtedness, to which appointment Mortgagor does hereby consent; it being understood and agreed that the holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver; and/or

                             (ix) pursue such other remedies as Mortgagee may
have under applicable law or in equity.

                  (b) The purchase money proceeds or avails of any sale made under or by virtue of this Article 3, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Article 3 or otherwise, shall be applied as follows:

                  First: To the payment of the costs and expenses of any such sale, including reasonable compensation to Mortgagee's agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage (together with interest at the "Default Rate") on all advances made by Mortgagee, and all Taxes, except any Taxes or other charges subject to which the Mortgaged Property shall have been sold;

                  Second: To the payment of all interest then due, owing or unpaid upon the Note with interest on the unpaid principal being calculated at the Default Rate from the date of the occurrence of the earliest Event of Default that formed a basis for such sale until the same is paid);






                                    20 of 26

                  Third: To the payment of any other Indebtedness required to be paid by Mortgagor pursuant to any provision of this Mortgage, the Note, the Loan Agreement or any of the other Loan Documents;

                  Fourth: To the payment of all principal then due, owing or unpaid upon the Note; and

                  Fifth: The surplus, if any, to whomsoever may be lawfully entitled to receive the same.

                  (c) Mortgagee and any receiver or custodian of the Mortgaged Property or any part thereof shall be liable to account for only those rents, issues and profits actually received by it.

                  (d) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                  (e) Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Article 3, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attomey-in-fact of Mortgagor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Mortgagor, if so requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the sole judgment of Mortgagee, for such purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article 3, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the property and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under Mortgagor.

                  (f) In the event of any sale made under or by virtue of this
Article 3 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), the entire Indebtedness, if not previously due and payable, immediately thereupon shall, anything in the Loan Documents to the contrary notwithstanding, become due and payable.

                  (g) Upon any sale made under or by virtue of this Article 3 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is entitled to receive under the Loan Documents.

                  (h) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any


                                  21 of 26
manner or to any extent the lien of this. Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired.

                  Section 3.3 Possession of the Real Property. Upon the occurrence of any Event of Default hereunder, Mortgagor, if it is an occupant of the Mortgaged Property or any part thereof, shall upon Mortgagee's demand immediately surrender possession of the Mortgaged Property (or the portion thereof so occupied) to Mortgagee, and if Mortgagor is permitted to remain in possession, the possession shall be as a month-to-month tenant of Mortgagee and, on demand, Mortgagor shall pay to Mortgagee monthly, in advance, a reasonable rental for the space so occupied and in default thereof Mortgagor may be dispossessed. The covenants herein contained may be enforced by Mortgagee or a receiver of the Mortgaged Property or any part thereof Notwithstanding the appointment of any custodian, receiver, liquidator or trustee of Mortgagor, or of any of its property, or of the Mortgaged Property or any part thereof, Mortgagee shall be entitled to retain possession and control of all property now and hereafter covered by this Mortgage. Nothing in this Section 3.3 shall be deemed to be a waiver of the provisions of this Mortgage prohibiting the Transfer of the Mortgaged Property without Mortgagee's prior written consent.

                  Section 3.4 Late Payment Charges; Interest After Default.

                  (a) If any Event of Default occurs hereunder, Mortgagor shall pay, in addition to any Late Payment Charge which may be due, interest on the entire outstanding and unpaid principal balance of the Indebtedness at the Default Rate, in accordance with the terms of the Note and/or the Loan Agreement.

                  (b) If any monthly payment provided for herein or in the Note or in the Loan Agreement shall become overdue, a Late Payment Charge for each dollar (or any part thereof) so overdue shall become immediately due to Mortgagee in accordance with the terms of the Note and/or the Loan Agreement.

                  (c) Default Rate interest shall accrue until the Event of Default is cured whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Mortgage. All unpaid and accrued Default Rate interest and Late Payment Charges shall be secured by this Mortgage as part of the Indebtedness. Nothing in this Section 3.4 or in any other provision of this Mortgage shall constitute an extension of the time for payment of the Indebtedness.

                  Section 3.5 Mortgagor's Actions After Default. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Mortgagee to obtain judgment for the Indebtedness, or of any other nature in aid of the enforcement of the Loan Documents, Mortgagor shall (a) waive any objection to the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by Mortgagee, consent to the appointment of a receiver or receivers of the Mortgaged Property and of all the earnings, revenues, rents, issues, profits and income thereof.

                  Section 3.6 Survival of Assignments. Notwithstanding anything to the contrary contained in this Mortgage, the assignment, pledge and mortgaging of all insurance policies, unearned premiums thereon, eminent domain awards and all proceeds of any of the foregoing shall survive any foreclosure of this Mortgage.





                                    22 of 26

                                    ARTICLE 4

                                  Miscellaneous

                  Section 4.1 Credits Waived. Mortgagor shall not claim or demand or be entitled to receive any credit or credits against the Indebtedness for so much of the Taxes assessed against the Mortgaged Property or any part thereof, as is equal to the tax rate applied to the amount due on this Mortgage or any part thereof, and no deductions shall otherwise be made or claimed from the taxable value of the Mortgaged Property or any part thereof by reason of the existence of this Mortgage or the Indebtedness.

                  Section 4.2 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed (registered or certified mail, return receipt requested, postage prepaid), hand delivered (receipt confirmed), or sent by overnight courier (receipt confirmed), as follows:

    To the Mortgagor:            The Wendt-Bristol Health Services Corporation
                                 Two Nationwide Plaza
                                 Suite 760
                                 Columbus, Ohio 43215
    Attn:                        Mr. Sheldon A. Gold
    Facsimile:                   (614) 221-6168

    With a copy to:              Greenbaum, Rowe, Smith, Ravin & Davis
                                 Metro Corporate Campus One
                                 P.O. Box 5600
                                 Woodbridge, New Jersey 07095-0988
    Attn:                        Kenneth T. Bills, Esq.
    Facsimile:                   (908) 549-1881

    To the Mortgagee:            Grand Pacific Finance Corp.
                                 41-99 Main Street
                                 Flushing, New York 11355
    Attn:                        Mr. Jay F. Chen
    Facsimile:                   (718) 359-4321

    With a copy to:              Chadbourne & Parke LLP
                                 30 Rockefeller Plaza
                                 New York, New York 10112-0127
    Attn:                        Lester Ross, Esq.
    Facsimile:                   (212) 541-5369


                  Section 4.3 Governing Law, Usury, Interpretation,
Severability.

                  (a) This Mortgage shall in all respects be governed by, and interpreted in accordance with, the laws of the State of New Jersey.

                  (b) Nothing in any of the Loan Documents shall require Mortgagor to pay, or Mortgagee to accept, interest in an amount which would subject Mortgagee to any penalty or forfeiture under applicable law. If the payment of any charges, fees or other sums due under any of the Loan Documents are (or could be) held to be in the nature of interest and would subject Mortgagee to any


                                    23 of 26
penalty or forfeiture under applicable law, then the obligation of Mortgagor to make such payment shall be reduced to the highest rate of interest authorized under applicable law. Should Mortgagee receive any payment which is or would be in excess of the highest rate authorized under applicable law, such payment shall have been, and shall be deemed to have been, made in error and shall at Mortgagee's sole option be refunded promptly by Mortgagee to Mortgagor by cash or check or by applying such payment in reduction of the outstanding principal balance of the Note.

                  (c) Any provision of this Mortgage, the Note, the Loan Agreement or any of the other Loan Documents which is prohibited or unenforceable in any jurisdiction or prohibited or unenforceable as to any person shall, as to such jurisdiction or person, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provisions in any other jurisdiction or as to any other person.

                  Section 4.4 Binding Obligations; Successors and Assigns. The provisions and covenants of this Mortgage shall run with the Land, shall be binding upon Mortgagor, successors and assigns, and shall inure to the benefit of Mortgagee, its successors and assigns, subsequent holders of this Mortgage and their respective successors and assigns. For the purpose of this Mortgage, the term "Mortgagor" shall include and refer to Mortgagor named herein, any subsequent owner of the Mortgaged Property and their respective heirs, executors, legal representatives, successors and assigns. If there is more than one Mortgagor, all their undertakings hereunder shall be deemed joint and several.

                  Section 4.5 No Release. Mortgagor agrees that if the Mortgaged Property is sold subject to the lien of this Mortgage, Mortgagor shall continue to be liable to pay the Indebtedness according to the terms of the Note unless expressly released and discharged in writing by Mortgagee, notwithstanding any agreement between Mortgagee and the then owner of the Mortgaged Property extending the time of payment of the Indebtedness, or otherwise modifying the terms hereof.

                  Section 4.6 Further Assurances.

                  (a) Mortgagor shall do, execute, acknowledge and deliver, at the sole cost and expense of Mortgagor, all and every such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, notices of assignment transfers and assurances as Mortgagee may reasonably require from time to time.

                  (b) Without limiting the generality of the foregoing, Mortgagor hereby appoints Mortgagee as its attorney-in-fact in connection with the Chattels covered by this Mortgage, where permitted by law, to file on its behalf any financing statements or other statements in connection therewith with the appropriate public office, signed by Mortgagee, as secured party. This power, being coupled with an interest, shall be irrevocable so long as any part of the Indebtedness remains unpaid.

                  Section 4.7 No Oral Modifications. This Mortgage cannot be altered, waived, amended, modified, discharged or terminated orally or by any other means except an instrument in writing and signed by the party against whom enforcement of the alteration, waiver, modification, discharge or termination is sought.

                  Section 4.8 No Rights Exclusive, No Waiver. To the extent permitted by law, no remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Mortgagee in exercising any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default, or any acquiescence therein. Acceptance of any payment after the occurrence of an Event of Default shall not

                                    24 of 26
be deemed a waiver of or a cure of such Event of Default and every power and remedy given by this Mortgage to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee. Without limiting the generality of the foregoing, any payment made by Mortgagee for insurance premiums, taxes, assessments, water rates, sewer rentals, levies, fees or any other charges affecting the Mortgaged Property shall not constitute a waiver of Mortgagor's default in making such payments and shall not obligate Mortgagee to make any further payments. Nothing in this Mortgage or in any of the other Loan Documents shall affect the obligation of Mortgagor to pay the Indebtedness in the manner and at the time and place therein respectively expressed.

                  Section 4.9 Appearance in and Institution of Proceedings. Mortgagee shall have the right to intervene, participate and appear in and defend any action or proceeding, in its own name or in the name and on behalf of Mortgagor, which Mortgagee, in its sole discretion reasonably exercised, feels may adversely affect the Mortgaged Property or this Mortgage. Mortgagee shall also have the right to institute any action or proceeding which Mortgagee, in its sole discretion reasonably exercised, feels should be brought to protect its interest in the Mortgaged Property or its rights hereunder. All costs and expenses incurred by Mortgagee in connection with such actions or proceedings, including, without limitation, reasonable attorneys' fees and disbursements, shall be paid by Mortgagor on demand and shall be secured by this Mortgage.

                  Section 4.10 Changes in Tax Laws. In the event of the passage after the date of this Mortgage of any law of any Governmental Authority having jurisdiction in respect hereof or of the Mortgaged Property, deducting from the value of land for the purpose of taxation, affecting any lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for Federal, state or local purposes, or the manner of the collection of any such taxes, so as to affect this Mortgage, Mortgagor shall promptly pay to Mortgagee, on demand, all taxes, costs and charges for which Mortgagee is or may be liable as a result thereof; provided, however, that if said payment shall be prohibited by law, render the Note usurious or subject Mortgagee to any penalty or forfeiture, the Indebtedness shall, at the option of Mortgagee, be immediately due and payable.

                  Section 4.11 No Merger. Unless expressly provided otherwise, if ownership of this Mortgage and title to the fee and/or leasehold estates in the Mortgaged Property encumbered hereby shall become vested in the same person or entity, this Mortgage shall not merge in said title but shall continue to be and remain a valid and subsisting lien on said estates in the Mortgaged Property for the amount secured hereby.

                  Section 4.12 Indemnification. Mortgagor shall protect, indemnify and save Mortgagee harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) imposed upon or incurred by or asserted against Mortgagee (except to the extent caused by the gross negligence or willful act or omission of Mortgagee, its agents, employees or representatives) by reason of or with respect to (a) Mortgagee's interest in the Mortgaged Property or receipt of any rent or other sum therefrom, (b) any accident, injury to or death of persons, or loss of or damage to property occurring on or about the Mortgaged Property or the adjoining sidewalks, streets, ways, curbs, vaults and vault space, if any, (c) any use, non-use or condition of the Mortgaged Property or the adjoining sidewalks, streets, ways, curbs, vaults and vault space, if any, (d) any failure by Mortgagor to perform or comply with any of the terms, covenants or provisions of this Mortgage or any other Loan Documents, (e) the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property, (f) the inaccuracy of any representation made by Mortgagor in this Mortgage or any other Loan Document, (g) any Lease of space in the Mortgaged Property, or (h) any Legal Requirement. Any amounts payable to Mortgagee pursuant to this Section that are not paid within ten (10) days after written demand therefor by Mortgagee shall bear interest form the date of such demand through the date of payment at the Default Rate.



                                    25 of 26

                  Section 4.13 Maximum Principal Amount. The maximum amount of principal portion of the Indebtedness secured by this Mortgage at execution, or which under any contingency may become secured hereby at any time thereafter, is One Million Seven Hundred Thousand Dollars ($1,700,000) plus all interest, and amounts expended by Mortgagee after a default by Mortgagor hereunder to maintain the lien of this Mortgage or to protect the property encumbered by this Mortgage.

                  Section 4.14 Participations. Mortgagor acknowledges that Mortgagee may after the date hereof sell and assign direct interests and participation interests in the Loan (each such direct interest and participation interest in the Loan so sold or assigned is hereinafter called a "Participation") to such domestic and foreign banks, insurance companies, pension funds, trusts and other institutional lenders as may be selected by Mortgagee, in its sole and absolute discretion, on terms and conditions satisfactory to Mortgagee in its sole and absolute discretion.

                  Section 4.15 Discrepancy. If there is a discrepancy between any provisions of this Mortgage and any provisions of the Loan Agreement, the Loan Agreement shall govern.

                  IN WITNESS WHEREOF, this First Mortgage, Assignment of Leases and Rents and Security Agreement has been duly executed as of the date first above written.



                                        THE WENDT-BRISTOL HEALTH SERVICES
                                        CORPORATION

                                        By: /s/ Reed A. Martin
                                            -------------------------
                                            Name: Reed A. Martin
                                            Title: Vice President

                                    26 of 26

STATE OF NEW YORK       )
                        : ss.:
COUNTY OF NEW YORK      )

        Be it remembered that on this 19th day of April, 1996, before me,_______ ____________________, a notary public, personally appeared Reed A. Martin, the Vice President of THE WENDT-BRISTOL HEALTH SERVICES CORPORATION, who I am satisfied is the person who has signed the foregoing instrument, and _he did acknowledge that _he signed, sealed with the seal of the said corporation, and delivered said instrument as the officer above stated, and that the foregoing instrument is the voluntary act and deed of said corporation, made by virtue of the authority of its board of directors.

                                        /s/ Louis Tedone
                                        --------------------------
                                               Notary Public

My commission expires:

[Seal]

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                  [TO BE ADDED]

                                    EXHIBIT A

                              D E S C R I P T I 0 N


ALL that certain tract, lot and parcel of land lying and being in the City of Passaic, County of Passaic, State of New Jersey, and being more particularly described as follows:.

Beginning at a point in the southerly line of South Street (Canal Street), said point being a distance of 145.50 feet easterly from a point which is the southerly extension of the centerline of Third Street and from said point running as follows:

1)       North 83 degrees 09 minutes 30 seconds East, 344.50 feet to a point;
         thence

2)       North 06 degrees 50 minutes 30 seconds West, 60 feet to a point; thence

3)       North 83 degrees 09 minutes 30 seconds East, 130 feet to a point;
         thence

4)       South 06 degrees 50 minutes 30 seconds East, 459 feet to a point;
         thence

5)       South 38 degrees 33 minutes West, 125 feet to a point; thence

6)       North 49 degrees 59 minutes West, 60 feet to a point; thence

7) South 47 degrees 11 minutes 30 seconds West, 42.70 feet to a point in the northerly line of the Passaic River; thence

8) Along same, in a northwesterly direction, along a curve to the left having a radius of 825.00 feet, an arc distance of 53.40 feet to a point; thence

9)       Continuing along same, South 43 degrees 29 minutes 30 seconds West,
         6.97 feet to a point; thence

10) Still along said river, North 56 degrees 02 minutes West, 224.91 feet to a point; thence

11) Continuing along the line of the Passaic River, North 75 degrees 45 minutes West, 104.94 feet to a point; thence

12) North 06 degrees 50 minutes 30 seconds West, 247.81 feet to the point and place of beginning.

EXCEPTING THEREFROM, A PARCEL OF LAND NOW OR FORMERLY OWNED BY THE ERIE-LACKAWANNA RAILROAD, AS RECITED IN DEED BOOK L-13 PAGE 571.

The above description being in accordance with the survey prepared by John A. Doolittle, P.A., dated August 31, 1988.